UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33762	87-0528557
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See the discussion under Item 2.01, below, which is incorporated herein by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 6, 2014, inContact, Inc. (the “Company” or “inContact”), entered in an Agreement and Plan of Merger pursuant to which the Company acquired CallCopy, Inc., a Delaware corporation doing business as Uptivity (“Uptivity”), as a wholly-owned subsidiary. The transaction was closed the same day.

Under the terms of the transaction inContact formed a subsidiary that merged with Uptivity, and in connection with the merger inContact issued to nine stockholders of Uptivity 4,256,244 shares of common stock and paid cash in the amount of approximately $14.6 million. The common stock was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. inContact agreed to file a registration statement to register resale of the shares as soon as practicable after financial statements pertaining to the acquisition are filed by amendment to this Form 8-K. The shares issued are subject to lock-up restrictions providing for release in stages over a period of approximately one year.

Based in Columbus, Ohio, Uptivity provides a complete mid-market workforce optimization suite of services to call centers comprised of speech and desktop analytics, agent coaching, call and desktop recording, as well as quality, performance, workforce management and satisfaction surveys. There were no material relationships between inContact and any of the stockholders of Uptivity prior to the acquisition.

Item 2.02	Results of Operations and Financial Condition

On May 6, 2014, inContact, Inc. issued a press release entitled “inContact Reports First Quarter 2014 Financial Results,” reporting balance sheet information as of March 31, 2014, and results of operations for the three months ended March 31, 2014. A copy of the press release is attached as an exhibit.

Item 3.02	Unregistered Sales of Equity Securities

See the discussion under Item 2.01, above, which is incorporated herein by this reference.

Item 8.01	Other Events

On May 6, 2014, inContact, Inc. issued a press release entitled “inContact Acquires Workforce Optimization Provider Uptivity,” announcing that the Company acquired CallCopy, Inc., which does business under the name Uptivity. A copy of the press release is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits

Financial Statements of Business Acquired and Pro forma Financial Information

The historical financial statements of CallCopy, Inc., and pro forma financial information pertaining to the acquisition of that company reported in Item 2.01 are not included in this report and will be filed by amendment to this Form 8-K no later than 71 days following the date on which the initial report on Form 8-K reporting the acquisition must be filed.

Exhibits

Attached to this report as Exhibit 99.1 is the release entitled “inContact Reports First Quarter 2014 Financial Results,” dated May 6, 2014.

Attached to this report as Exhibit 99.2 is the release entitled “inContact Acquires Workforce Optimization Provider Uptivity,” dated May 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: May 6, 2014	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer